As filed with the Securities and Exchange Commission on June 28, 1996


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 TERADYNE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Massachusetts                                           04-2272148
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               321 Harrison Avenue
                           Boston, Massachusetts 02118
                    (Address of Principal Executive Offices)
                              --------------------

                        1996 Employee Stock Purchase Plan
                         1991 Employee Stock Option Plan
                            (Full Title of the Plan)
                              --------------------

                                 Owen W. Robbins
                            Executive Vice President
                                 Teradyne, Inc.
                               321 Harrison Avenue
                           Boston, Massachusetts 02118
                     (Name and Address of Agent For Service)

                                  617-482-2700
          (Telephone Number, Including Area Code, of Agent For Service)
                              --------------------
                                   Copies to:

                           William B. Asher, Jr., Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
================================================================================

                                      -2-

===================================================================================================================
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================



                                                     Proposed                 Proposed
                                                     Maximum                  Maximum
 Title of Securities    Amount to be              Offering Price              Aggregate            Amount of
 to be Registered       Registered                   Per Share              Offering Price      Registration Fee
 ----------------       ----------                   ---------              --------------      ----------------


 1996 Employee Stock
 Purchase Plan

 Teradyne Common Stock,  700,000 shares               $16.75 (1)             $11,725,00          $4,043
 $.125 par value

 1991 Employee Stock
 Option Plan

 Teradyne Common Stock,  3,000,000 shares             $16.75 (1)             $50,250,000         $17,328
 $.125 par value


          TOTAL:         3,700,000 shares                                                        $21,371

===================================================================================================================

     (1) None of such shares are subject to  outstanding  options.  The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $16.75 per share, which is the average of the high and low prices reported on the New York Stock Exchange on June 26, 1996, is set forth solely for purposes of calculating the filing fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 1-6462):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1995.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to the Exchange Act.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 10, 1979.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         The validity of the Common Stock offered hereby has been passed on by Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, which serves as general counsel to the Registrant. Richard J. Testa, a member of the firm and Clerk, Secretary and a director of the Registrant, owns beneficially 12,500 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. Article VI ("Article Six") of the Registrant's Restated Articles of Organization, as amended, provides indemnification to the Registrant's directors and officers to the fullest extent permitted by Massachusetts law, including circumstances in which indemnification is otherwise discretionary. Section 2 of Article VI of the Registrant's Amended and Restated By-laws provides that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director of the Registrant or of any organization in which the Registrant directly or indirectly owns shares or of which the Registrant is a creditor, and provides that the Board of Directors of the Registrant may, without stockholder approval, authorize the Registrant to enter into agreements, including any amendments or modifications thereto, with any of its directors or officers providing for indemnification of such person to the maximum extent permitted under applicable law and the Registrant's Restated Articles of Organization, as amended, and Amended and Restated By-Laws.

         Article Six eliminates the personal liability of the Registrant's directors for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders, notwithstanding any provision of law imposing such liability. Article Six does not, however, eliminate liability of the Registrant's directors (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant and its directors and officers are covered by liability insurance. In addition, the directors and officers of the Registrant are covered by individual indemnification agreements with the Registrant.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Description of Exhibit
- -----------       ----------------------

4.1               1996 Employee Stock Purchase Plan

4.2               1991 Employee Stock Option Plan

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent of Price Waterhouse LLP

23.3              Consent of Deloitte & Touche LLP

23.4              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1)

24.1              Power of Attorney (found on Page 7 of this Registration
                  Statement)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To  include  any  material   information  with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 28th day of June, 1996.

                                                TERADYNE, INC.


                                                By:/s/ Owen W. Robbins
                                                ----------------------
                                                Owen W. Robbins,
                                                Executive Vice President


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint Alexander V. d'Arbeloff, Owen W. Robbins and Richard J. Testa, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                               Title(s)                                      Date
      ---------                               --------                                      ----

/s/ Alexander V. d'Arbeloff                   Chairman of the Board and                     June 28, 1996
- ------------------------------------          Chief Executive Officer
Alexander V. d'Arbeloff


/s/ James A. Prestridge                       Vice Chairman of the Board and                June 28, 1996
- ------------------------------------          Executive Vice President
James A. Prestridge


/s/ Owen W. Robbins                           Vice Chairman of the Board and                June 28, 1996
- ------------------------------------          Executive Vice President
Owen W. Robbins                               (Principal Financial Officer)


/s/ George W. Chamillard                      President, Chief Operating                    June 28, 1996
- ------------------------------------          Officer, and Member of the Board
George W. Chamillard



                                      -8-

/s/ Donald J. Hamman                          Controller                                    June 28, 1996
- ------------------------------------
Donald J. Hamman


/s/ Edwin L. Artzt                            Director                                      June 28, 1996
- ------------------------------------
Edwin L. Artzt


/s/ James W. Bagley                           Director                                      June 28, 1996
- ------------------------------------
James W. Bagley


/s/ Albert Carnesale                          Director                                      June 28, 1996
- ------------------------------------
Albert Carnesale


/s/ Daniel S. Gregory                         Director                                      June 28, 1996
- ------------------------------------
Daniel S. Gregory


                                              Director                                      June ___, 1996
- ------------------------------------
Dwight H. Hibbard


/s/ John P. Mulroney                          Director                                      June 28, 1996
- ------------------------------------
John P. Mulroney


/s/ Richard J. Testa                          Director                                      June 28, 1996
- ------------------------------------
Richard J. Testa

                                  EXHIBIT INDEX



Exhibit No.       Description
- -----------       -----------

4.1               1996 Employee Stock Purchase Plan

4.2               1991 Employee Stock Option Plan

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent of Price Waterhouse LLP

23.3              Consent of Deloitte & Touche LLP

23.5              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1)

24.1              Power of Attorney (found on Page 7 of this Registration
                  Statement)